UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 9, 2015

Adaptive Medias, Inc.

(Exact name of registrant as specified in its charter)

000-54074

(Commission File Number)

Nevada	26-0685980
(State or other jurisdiction	(I.R.S. Employer
of Incorporation)	Identification No.)

16795 Von Karman Ave., #240

Irvine, CA 92606

(Address of principal executive offices)

949-525-4466

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of March 11, 2015, Omar Akram was appointed President and Chief Financial Officer of Adaptive Medias, Inc., a Nevada corporation (the “Company”). Mr. Akram, 44, will oversee all financial and operational activities and provide coordination among internal teams. Mr. Akram is the Company’s co-founder and has served as the Company’s Vice President of Product and Technology since January 2013 and Director of the Company since December 2013. Mr. Akram has more than 15 years of experience in development and operations, with expertise in multiple life-cycle methodologies from conception to completion and a strong background in ad platforms, operations, targeting technology, product implementation, e-commerce, and overall site monetization strategy. Prior to joining the Company, Mr. Akram served as a Director of Product Development at Tactara from March 2012 until January 2013, where he primarily built out the Display RTB platform; Senior Product Development Manager at SpinMedia from December 2011 until April 2012, where he managed an Ad Production team consisting of developers and designers; and Senior Product/Project Development Manager at Epic Marketplace from April 2009 until November 2011, where he was responsible for successfully migrating the core Ad-Serving platform to a white labeled solution, deploying a data warehousing/ BI solution, and migrating the company’s Ad-Serving platform to a cloud vendor. Mr. Akram attended California State University in Long Beach.

Mr. Akram does not have any family relationships with any officers or directors of the Company and has not had any transactions with the Company since January 1, 2014 through the present that would require reporting pursuant to Item 404(a) of Regulation S-K.

Effective as of March 9, 2015, Abdul Parmach resigned as Principal Accounting Officer of the Company, for personal reasons. A copy of the severance agreement by and between the Company and Mr. Parmach is filed herewith as Exhibit 10.1, the terms of which are incorporated herein by this reference.

Item 7.01	Regulation FD Disclosure.

On March 13, 2015, the Company issued a press release announcing the changes in management discussed in Item 5.02 above. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Severance Agreement by and between the Company and Abdul Parmach, dated as of March 9, 2015
99.1	Press Release dated March 13, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2015	ADAPTIVE MEDIAS, INC.

/s/ Omar Akram
Omar Akram President and Chief Financial Officer